CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 2-82392, 33-04968, 33-39784, 33-58110, and 33-63095)
of PAR Technology Corporation of our report dated February 5, 2001 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.





PricewaterhouseCoopers LLP

Syracuse, New York
March 28, 2001